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Exhibit 10.26

PLEDGE AGREEMENT

        THIS PLEDGE AGREEMENT, dated as of October 14, 2005 (together with all amendments, if any, from time to time hereto, this "Agreement") is among LOCAL MATTERS, INC., a Delaware corporation ("Pledgor") and the parties listed on the signature pages hereto (each, a "Pledgee" and, collectively, the "Pledgees").

Witnesseth:

        Pledgor and Pledgees are parties to a Stock Purchase Agreement dated as of October 14, 2005 (the "Stock Purchase Agreement"). Pledgees collectively own one hundred percent (100%) of the outstanding capital stock of MyAreaGuide.com, Inc., a Nevada corporation ("MAG") (collectively the "MAG Shares"), and Online Web Marketing, Inc. a Utah corporation ("OLWM") (collectively the "OLWM Shares"). The MAG Shares and the OLWM Shares are collectively referred to as the "Target Shares" and MAG and OLWM are collectively referred to as the "Target Companies." Pursuant to the Stock Purchase Agreement, Pledgees will sell the Target Shares to Pledgor, and Pledgor will buy the Target Shares from Pledgees, on the terms and subject to the conditions set forth in the Stock Purchase Agreement. One of these conditions is that Pledgor deliver to Pledgees this Pledge Agreement executed by Pledgor pursuant to which the obligations of Pledgor under the Convertible Notes and the Cash Notes (as such terms are defined in the Stock Purchase Agreement) (collectively, the "Notes") will be secured by a first security interest in the Target Shares.

        NOW, THEREFORE, in order to induce Pledgees to accept the Notes and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Pledgor hereby represents, warrants, covenants and agrees as follows:

        1.    DEFINITIONS.    Unless otherwise defined herein, terms defined in the Stock Purchase Agreement or the Notes are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

        "Bankruptcy Code" means title 11, United States Code, as amended from time to time, and any successor statute thereto.

        "Escrow Agent" means Wells Fargo Bank, N.A.

        "Majority Pledgees" means any Pledgee or group of Pledgees holding greater than sixty percent (60%) of the outstanding and unpaid principal of the Notes.

        "Pledged Collateral" has the meaning assigned to such term in Section 2 hereof.

        "Pro Rata" means, as to any Pledgee at any time, the percentage equivalent at such time of such Pledgee's aggregate unpaid principal amount of the Notes, divided by the combined aggregate unpaid principal amount of all Notes of all Pledgees.

        "Secured Obligations" has the meaning assigned to such term in Section 3 hereof.

        2.    PLEDGE.    Pledgor hereby pledges to Pledgees, and grants to Pledgees, a first priority security interest in all of the following of such Pledgor (collectively, the "Pledged Collateral"):

          (a)   the Target Shares and the certificates representing the Target Shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Target Shares; and

          (b)   any additional shares of stock of a Target Company from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Target Shares), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such stock.

        3.    SECURITY FOR OBLIGATIONS.    This Agreement secures, and the Pledged Collateral is security for, the obligation of Pledgor to repay the Pledgees all of the unpaid principal amount of, and accrued interest on (including any interest that accrues after the commencement of bankruptcy), the Notes (collectively, the "Secured Obligations").

        4.    DELIVERY OF TARGET SHARES.    All certificates evidencing the Target Shares shall be delivered to and held by or on behalf of Escrow Agent acting on behalf of Pledgees. All Target Shares shall be accompanied by duly executed stock powers endorsed in blank, all in form and substance satisfactory to Pledgees.

        5.    REPRESENTATIONS AND WARRANTIES.    Pledgor represents and warrants to Pledgees that:

          (a)   Pledgor is, and at the time of delivery of the Target Shares to Escrow Agent will be, the sole holder of record and the sole beneficial owner of the Target Shares free and clear of any lien thereon or affecting the title thereto, except for any lien created by this Agreement and any liens on the Target Shares existing on the date of this Agreement, including without limitation, those liens set forth on Schedule A attached hereto;

          (b)   this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

          (c)   no consent, approval, authorization or other order or other action by, and no notice to or filing with, any Governmental Body or any other Person is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Pledgees of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally; and

          (d)   the pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in favor of Pledgees in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations.

        6.    COVENANTS.    Unless the Majority Pledgees otherwise consent (which consent shall not be unreasonably withheld), Pledgor covenants and agrees that until the Secured Obligations have been indefeasibly paid in full:

          (a)   Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral, or any unpaid dividends, interest or other distributions or payments with respect to the Pledged Collateral or grant a lien in the Pledged Collateral;

          (b)   Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such actions as the Majority Pledgees from time to time may reasonably request in order to ensure to Pledgees the benefits of the liens in and to the Pledged Collateral intended to be created by this Agreement;

          (c)   Pledgor has and will defend the title to the Pledged Collateral pledged by it hereunder and the liens of Pledgees in the Pledged Collateral against the claim of any Person and will maintain and preserve such liens; and

          (d)   Pledgor will deliver all items described in Section 7(b) in accordance with the terms of Section 7(b).

        7.    PLEDGOR'S RIGHTS.    As long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Pledgor in accordance with Section 8(a) hereof:

          (a)   Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral pledged by it hereunder, or any part thereof for all purposes not inconsistent with the provisions of this Agreement;

            (b)   (i)    Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Target Shares other than dividends and other distributions paid or payable in cash in respect of any Target Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-capital of a Target Company; provided, however, that until actually paid all rights to such distributions shall remain subject to the lien created by this Agreement; and

            (ii)   all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with clause (i) above) and all other distributions in respect of any of the Target Shares, whenever paid or made, shall be delivered to Escrow Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgees, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Escrow Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

        8.    DEFAULTS AND REMEDIES.

          (a)   Upon the occurrence of an Event of Default and during the continuance of such Event of Default, upon the written consent of the Majority Pledgees, Pledgees (personally or through an agent) are hereby authorized and empowered to transfer and register in their name or in the name of their nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends and other distributions made thereon, to sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time at which a private sale is to take place (which notice Pledgor agrees is commercially reasonable) the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Pledgees were the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Pledgees as the proxy and attorney in fact of Pledgor, with full power of substitution to do so, and which appointment shall remain in effect until the Secured Obligations have been indefeasibly paid in full; provided, however, Pledgees shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Pledgees' place of business, or at any place to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as Pledgees may deem fair, and, to the extent permitted by law, Pledgees may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in their own right free from any claim of Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Pledgees reserve the right to reject any and all bids at such sale which, in their discretion, they shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of Pledgees.

          (b)   If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Pledgees that the proceeds of the sales of the whole of the Pledged Collateral would be unlikely to be sufficient to discharge all the Secured Obligations, or for any other reason, Pledgees may, on one or more occasions and in their discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after ten (10) days' notice to Pledgor.

          (c)   If, at any time when Pledgees shall determine to exercise their right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), Pledgees may, subject only to applicable requirements of law, sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Pledgees may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Pledgees (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who is an accredited investor under the Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or any part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this Section 8, then Pledgees shall not be required to effect such registration or cause the same to be effected but, subject only to applicable requirements of law, may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

            (i)    as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

            (ii)   as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof;

            (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about any Target Company and such Person's intentions as to the holding of the Pledged Collateral so sold for investment for its own account and not with a view to the distribution thereof; and

            (iv)  as to such other matters as Pledgees may deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

          (d)   Pledgor recognizes that Pledgees may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (c) above. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private.

  Pledgees shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Target Company to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor and the Target Company would agree to do so.

          (e)   Pledgor agrees to the maximum extent permitted by applicable law that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Pledgees provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Pledgees of any one or more of such rights, powers or remedies. No failure or delay on the part of Pledgees to exercise any such right, power or remedy shall operate as a waiver thereof or limit or impair Pledgees' right to take any action or to exercise any power or remedy hereunder.

          (f)    The proceeds of any sale, disposition or other realization upon all or any part of the Pledged Collateral pursuant to this security interest and this Agreement shall be distributed by the Pledgees in the following order of priorities:

            FIRST, to each Pledgee in an amount sufficient to pay in full the costs of such Pledgee in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by any Pledgee in connection therewith, including, without limitation, reasonable attorneys' fees;

            SECOND, to the Pledgees in amounts proportional to the Pro Rata share of the then unpaid Secured Obligations of each Pledgee; and

            FINALLY, upon payment in full of the Secured Obligations, to Pledgor or its representatives, in accordance with the Colorado Uniform Commercial Code or as a court of competent jurisdiction may direct.

          (g)   To the extent not paid by Pledgor, the costs of enforcing or pursuing any right or remedy hereunder, including without limitation any repossession, sale, possession and management (including, without limitation, reasonable attorneys' fees), and distribution shall be borne Pro Rata by the Pledgees. Each Pledgee shall reimburse the other Pledgees, as applicable, for its Pro Rata share of all such costs promptly upon demand.

        9.    [RESERVED]

        10.    TERMINATION.    Promptly following the indefeasible payment in full of all Secured Obligations, Pledgees shall deliver to Pledgor the Pledged Collateral pledged by it hereunder at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the liens hereof and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

        11.    REINSTATEMENT.    This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a

"voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        12.    MISCELLANEOUS.

          (a)   Pledgees may execute any of their duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to their duties hereunder.

          (b)   Pledgor agrees to promptly reimburse Pledgees for actual out of pocket expenses, including, without limitation, reasonable counsel fees, incurred by Pledgees in connection with the enforcement of this Agreement.

          (c)   Neither Pledgees, nor any of their respective employees, agents or counsel, shall be liable for any action lawfully taken or omitted to be taken by them hereunder or in connection herewith, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (d)   THIS AGREEMENT SHALL BE BINDING UPON PLEDGOR AND ITS SUCCESSORS AND ASSIGNS (INCLUDING A DEBTOR-IN-POSSESSION ON BEHALF OF PLEDGOR), AND SHALL INURE TO THE BENEFIT OF, AND BE ENFORCEABLE BY, PLEDGEES AND THEIR HEIRS, LEGATEES, SUCCESSORS AND ASSIGNS, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND NONE OF THE TERMS OR PROVISIONS OF THIS AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT IN WRITING DULY SIGNED FOR AND ON BEHALF OF MAJORITY PLEDGEES AND PLEDGOR. Each Pledgee acknowledges that because this Agreement may be amended with the consent of the Majority Pledgees, each Pledgee's rights hereunder may be amended or waived without such Pledgee's consent.

        13.    SEVERABILITY.    If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

        14.    NOTICES.    Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be delivered in accordance with Section 9.8 of the Stock Purchase Agreement.

        15.    SECTION TITLES.    The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

        16.    COUNTERPARTS.    This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

        17.    ACTIONS BY THE PLEDGEES.    All actions, omissions and decisions of the Pledgees hereunder or any amendment of this Agreement (each called herein an "Act of the Pledgees") shall be determined by and require the written consent of the Majority Pledgees. Each Pledgee shall take such actions and execute such documents as may be necessary to confirm or accomplish any Act of the Pledgees.

        18.    UNEQUAL PAYMENT BY PLEDGOR.    Each Pledgee agrees that if it shall obtain or receive, through the exercise of any right granted to the Pledgees under this Agreement or by applicable law, including, but not limited to any right of set-off, any secured claim under Section 506 of the Bankruptcy Code or any other security or interest, any interest or principal payment or payments greater than its Pro Rata share, as measured immediately prior to the receipt of such payment or payments, then (a) such Pledgee shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Pledgees, a participation in the Notes of such other Pledgees, so that each Pledgee shall have received payments in proportion to its Pro Rata share immediately prior to such transactions and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Pledgees share the benefits of such payment on a Pro Rata basis.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

LOCAL MATTERS, INC.,
By:	/s/ Perry Evans Perry Evans President and Chief Executive Officer
SHAREHOLDERS:
/s/ Shane Brinkerhoff Shane Brinkerhoff
/s/ Tyler Houston Tyler Houston
/s/ Dustin Moore Dustin Moore
/s/ Aaron Bromagem Aaron Bromagem

[SIGNATURE PAGE TO PLEDGE AGREEMENT]

SCHEDULE A
LIENS EXISTING ON THE DATE OF THIS PLEDGE AGREEMENT

A-1

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  Exhibit 10.26
PLEDGE AGREEMENT
SCHEDULE A LIENS EXISTING ON THE DATE OF THIS PLEDGE AGREEMENT